Exhibit 99.4

October 21, 2019

EHang Holdings Limited (the “Company”)

Building C, Yixiang Technology Park

No. 72 Nanxiang Second Road, Huangpu District

Guangzhou, 510700

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about October 31, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Conor Chia-Hung Yang

Conor Chia-Hung Yang